PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT is entered into as of the 4th day of January, 1995 by and between:

     BELLE OF ORLEANS, L.L.C., a Louisiana limited liability company (hereinafter referred to as "Purchaser"), and

     SHOWBOAT   STAR   PARTNERSHIP,   a   Louisiana   partnership
     (hereinafter referred to as "Seller").

                       W I T N E S S E T H

     WHEREAS, the Seller is engaged in the riverboat gaming business on Lake Pontchartrain in the Parish of Orleans, State of Louisiana;

     WHEREAS, in the furtherance of such riverboat gaming business Seller owns certain leasehold improvements and other property situated on leased premises located at "Southshore
Harbor", on the south shore of Lake Pontchartrain, the lessor being The Board of Commissioners of the Orleans Levee District (hereinafter referred to as "Levee Board");

     WHEREAS, Seller wishes to sell to Purchaser its leasehold improvements and certain of the property situated thereon, and assign to Purchaser its rights under leases with the Levee Board;

     WHEREAS,   Purchaser  wishes  to  purchase  said   leasehold
improvements and other property of Seller, and acquire Seller's rights under said leases; and

     WHEREAS, the parties desire to reduce their agreement to writing and have reached an understanding of the specific terms of this sale and purchase of those rights and property;

     NOW  THEREFORE, in consideration of the premises and of  the
mutual   representations,  warranties,  promises  and   covenants
contained herein, the parties hereby agree as follows:

                            ARTICLE I

                  SALE  AND PURCHASE OF ASSETS

     1.1 SALE. Subject to the terms and conditions herein stated, including but not limited to the receipt of all necessary regulatory approvals, including, without limitation, the release of Purchaser by the Dock Board from the Julia Street berth, and the approval thereof by The Louisiana Riverboat Gaming Commission ("LRGC"), as well as a title insurance commitment reasonably satisfactory to Purchaser, the sale shall take place (the
"Closing") at the offices of Lemle & Kelleher, L.L.P., 21st Floor, 601 Poydras Street, New Orleans, Louisiana 70130, at 10:00 o'clock a.m., local time, on January 17, 1995. In the event LRGC does not meet between the date hereof and January 17, 1995, the parties agree to extend the Closing until the day following the next meeting of the LRGC at which the approvals described in this paragraph 1.1 and in Article XIII hereof are either granted or denied, provided, however, that if such approvals are not granted by February 21, 1995, this Agreement shall terminate and the parties hereto shall have no further obligations hereunder.

     1.2 LEASEHOLD RIGHTS AND ASSETS. Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller the following:

          (a) All rights of the Seller under that certain Lease Agreement dated February 18, 1993, as amended by instrument dated August 27, 1993, between the Seller and the Levee Board, and that certain Lease Agreement dated February 1, 1994 between the Seller and the Levee Board covering certain real property rights on Lake Pontchartrain, Southshore Harbor, Orleans Parish, Louisiana (hereinafter sometimes collectively referred to as the "Leases"), copies of which are attached hereto as collective Exhibit A. Anything contained herein to the contrary notwithstanding, there is specifically excluded from this transaction any and all of Seller's rights to receive payments from the Levee Board as a result of Purchaser's riverboat docking at Southshore Harbor.

          (b) All leasehold improvements owned by Seller which are situated on the premises subject to the Leases.

          (c) The furniture, fixtures, equipment, computers, food and beverage service equipment, restaurant and bar supplies, maintenance equipment, television, video cameras, surveillance equipment, any and all rolling stock, and other movable property which Seller placed or caused to have placed on the leasehold improvements.

The property described hereinabove shall be conveyed to Purchaser at the Closing.

     1.3 ASSUMPTION OF LEVEE BOARD LEASES. Purchaser shall assume all obligations of Seller under the Leases as of the Closing, and, thereafter, Seller shall have no further liability to the Levee Board under the Leases, but Seller shall remain fully liable to Purchaser for all obligations thereunder during the term of the Sublease between Purchaser and Seller as hereinafter described. Seller agrees to indemnify and hold Purchaser harmless against any loss resulting from the removal of Seller's riverboat from Southshore Harbor prior to the termination of the Sublease.

     1.4 PURCHASE PRICE. The total purchase price for the property to be bought and sold pursuant to this Agreement, as described in Paragraph 1.2, is SIX MILLION AND NO/100 DOLLARS ($6,000,000.00), in addition to the assumption of Seller's obligations under the Leases.

     The purchase price shall be payable to the Seller at the Closing by wire transfer.

     In the event the Closing is extended beyond January 17, 1995, Purchaser shall deposit the purchase price into an account in

     Purchaser's  name  at  First National Bank  of  Commerce  on
January   17,  1995,  provide  Seller  with  evidence  reasonably
satisfactory to Seller that such deposit has been effected, and maintain said funds in such account until the Closing.

                           ARTICLE II

                    AUTHORITY OF THE PARTIES

     2.1    SELLER'S  AUTHORITY.   The  execution,  delivery  and
performance by the Seller of this Agreement, and each of the other agreements contemplated hereby to which Seller is a party have been duly authorized and approved by Seller's Management Committee. Neither the execution, delivery nor performance of this Agreement or any of such other agreements by the Seller shall (i) conflict with any other agreements by the Seller, (ii) conflict with any provision of Seller's Articles of Partnership,
(iii) result in a violation or breach of any term or provision or constitute a default or accelerate the performance required under any contract or agreement to which the Seller is a party or by which the Seller or any of its respective assets and properties are bound, or (iv) violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

     2.2 PURCHASER'S AUTHORITY. The execution, delivery and performance by the Purchaser of this Agreement, and each of the other agreements contemplated hereby to which Purchaser is a party have been duly authorized by Purchaser's members and its manager. Neither the execution, delivery nor performance of this Agreement or any of such other agreements by the Purchaser shall
(i) conflict with any other agreements by the Purchaser, (ii) result in a violation or breach of any term or provision or constitute a default or accelerate the performance required under any contract or agreement to which the Purchaser is a party or by which the Purchaser or any of its respective assets and properties are bound, or, (iii) violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                           ARTICLE III

                  LEASEHOLD PREMISES AND ASSETS

     The Seller conveys the purchased assets without any warranty of fitness for a particular purpose, it being understood that the Purchaser takes the purchased assets "AS IS" and "WHERE IS", the Purchaser hereby acknowledging reliance solely on its own inspection of the purchased assets, and not on any warranties or representations from the Seller. In addition, the Purchaser acknowledges that the Seller has made no representations or warranties with respect to the purchased assets (including, without limitation, the value thereof, the income to be derived therefrom or expenses to be incurred with respect thereto), or with respect to information or documents previously furnished to the Purchaser, except as expressly provided in this Agreement to the contrary. All implied warranties with respect to the purchased assets, including those related to merchantability or fitness for a particular purpose, are hereby disclaimed by the Seller and expressly waived by the Purchaser. Without limiting the generality of the foregoing, the Seller does not warrant that the purchased assets are free from redhibitory or latent defects or vices. The
Purchaser hereby expressly waives all rights in redhibition and for reduction of purchase price pursuant to Louisiana Civil Code
Article 2520, et seq., and the warranty imposed by Louisiana Civil Code Article 2476. The Purchaser hereby releases the Seller from any liability for redhibitory or latent defects or vices under Louisiana Civil Code Article 2520 through 2548. The Purchaser further declares and acknowledges that the foregoing waivers have been brought to its attention and explained in detail to it and that the Purchaser has voluntarily and knowingly consented to the foregoing waivers.

                           ARTICLE IV

                     CONVEYANCE OF PROPERTY

     At Closing, Seller and Purchaser shall mutually execute and deliver to the other party such instruments of conveyance, transfer and assignment as shall be necessary or appropriate to transfer to the Purchaser all the Seller's right, title and interest in and to the leases and leasehold improvements described in paragraph 1.2 hereof, including, without limitation, an Assignment of Leases instrument in the form annexed hereto as Exhibit B. Subsequent to Closing, Seller shall execute and deliver upon the request of Purchaser any and all such further instruments of conveyance, transfer and assignment as may be reasonably requested by the Purchaser to transfer and vest in the Purchaser all of Seller's right, title and interest in and to all of the purchased assets and the Leases.

                            ARTICLE V

                              TAXES

     5.1   PRORATION OF TAXES AND EXPENSES.  The Seller  and  the
Purchaser agree that all personal property and real estate taxes attributable to the property described in paragraph 1.2 hereof shall be prorated as of the date of the Closing.

     5.2   SALES  AND  OTHER  TAXES.   All  sales,  use,  excise,
transfer, stamp, recording and other taxes and fees incurred as a result of the transactions contemplated hereby shall be borne and timely paid by Purchaser.

                           ARTICLE VI

                             LEASES

     Each of the Leases has been duly executed by the lessor and lessee and to the best of Seller's knowledge are currently in effect, valid and binding upon the parties thereto and are enforceable in all material respects in accordance with their terms and conditions. Seller is not aware of any adverse conditions that would prevent the performance of either of the Leases. The Leases are not in default. The Seller has committed no act and there has been no omission which has, or will with the passage of time, result in a breach of the Leases. Anything contained in this Agreement to the contrary notwithstanding, Purchaser acknowledges that

Southshore Harbor has been closed by order of the Levee Board, and Purchaser agrees to consummate the transaction contemplated by this Agreement under such circumstances.

                           ARTICLE VII

       LITIGATION AND COMPLIANCE WITH LAWS AND REGULATIONS

     There are no actions, suits or proceedings pending or to the knowledge of Seller threatened against or affecting the Seller (other than claims covered by insurance) except (i) a proceeding instituted against the Seller by the State of Louisiana, through the Riverboat Gaming Enforcement Division, Office of State Police, pending before Luther F. Cole, Administrative Law Judge, and (ii) a Petition for Writ of Injunction and Temporary Restraining Order filed by Seller against the State of Louisiana, through the Riverboat Gaming Enforcement Division of the Louisiana State Police, which is pending in proceeding bearing No. 412,256 on the docket of the l9th Judicial District Court for the Parish of East Baton Rouge, State of Louisiana.

     Seller has complied, or has made adequate provision for compliance to the reasonable satisfaction of the Purchaser, with all applicable laws and regulations.

                          ARTICLE VIII

                              TITLE

     Seller certifies that it will be the true and lawful owner as of the Closing by good title, free and clear from all security interests, mortgages, liens, claims, and encumbrances, of the property described in paragraph 1.2 hereof.

                           ARTICLE IX

                            SUBLEASE

     At the Closing, Purchaser and Seller shall execute a Sublease in favor of Seller providing for Seller's continued possession of the premises subject to the Leases, the leasehold improvements situated thereon, and the property described in paragraph 1.2(c) hereof from the date of Closing through the later of (a) April 1, 1995, or (b) the date forty-five (45) days after the date on which the Purchaser gives Seller notice of Purchaser's election to terminate the Sublease, but in no event later than April 30, 1995.

     During the Sublease, Seller shall continue to pay, on behalf of Purchaser, all rental and any and all head charges which are required to be paid under the Leases.

     Under the Sublease, Seller shall also continue to be responsible for all obligations of the lessee under the Leases.

     A copy of the form of this Sublease is attached hereto as Exhibit C.

                            ARTICLE X

                    DUE DILIGENCE AND ACCESS

     Upon execution of this Agreement, Seller agrees to cooperate with Purchaser in Purchaser's conduct of a reasonable due diligence review with respect to the leasehold and assets subject to this Agreement. Purchaser shall be entitled to review such records and documents as are reasonably requested to confirm the status of the leasehold and assets as represented herein.

     After the Closing, Seller shall grant to Purchaser the right of access to the property for architectural, engineering and construction planning purposes in order to allow Purchaser to commence construction and renovations to the purchased property as soon as possible after termination of the Sublease. In addition, Purchaser shall be entitled to perform limited renovations to the leasehold improvements, such as painting and carpeting, construct a gangway and connect said gangway to the existing gangway, and perform such other work as may be reasonably requested by Purchaser. Purchaser agrees that all such activities shall be done in a manner and fashion which is not unreasonably intrusive to Seller's ongoing business activities. Purchaser shall give Seller advance written notice of the nature and location of any such activity, shall cordon off in an appropriate manner the site of such activity, and shall provide to Seller in advance of any such activity evidence reasonably satisfactory to Seller that Purchaser or its contractors, agents, or representatives are adequately insured against damage to property or injury or death to persons, and Seller shall be named as an additional insured on all such policies of insurance.

                           ARTICLE XI

                           RESOLUTIONS

     Seller  and  Purchaser shall mutually deliver to  the  other appropriate  evidence  that the parties are  duly  authorized  to
execute   this   Agreement   and   consummate   the   transaction
contemplated herein.

                           ARTICLE XII

                          TITLE POLICY

     Purchaser shall obtain a lessee's policy of title insurance covering the Purchaser's interest in the Leases from a title insurance company satisfactory to the Purchaser. In lieu of said title insurance, Purchaser may accept warranties or guaranties from the Levee Board.

                          ARTICLE XIII

           CONDITION TO OBLIGATION OF SELLER TO CLOSE

     The obligation of the Seller to consummate the transaction contemplated by this Agreement shall be subject to Seller's obtaining the consent and approval of (a) The Levee Board to (i) the assignment of the Leases by Seller to Purchaser, and (ii) the Sublease, and, further, receiving from the Levee Board a release of all liability under the Leases and the right to cure any default by Purchaser under the Leases during the term of the Sublease; and
(b) LRGC to the Assignment of the Leases by Seller to Purchaser and the Sublease (to the extent required) and further, receiving from LRGC the approval of the termination of Seller's riverboat gaming business at Southshore Harbor and the approval of a new site for Seller to resume its riverboat gaming business.

                           ARTICLE XIV

                       SELLER'S EMPLOYEES

     On or about January 25, 1995 Seller shall notify its employees and appropriate governmental agencies and officials pursuant to the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. 2101 et. seq. that said employees' employment by Seller will be terminated in April of 1995. During the three week period immediately following January 25, 1995, Purchaser will conduct job fairs for Seller's employees on the leasehold improvements or in close proximity thereto, and will individually interview those of Seller's employees who wish to be interviewed. Notwithstanding the fact that Purchaser shall have no obligations to Seller's employees, Purchaser shall use its best efforts to give due consideration to hiring Seller's employees. On March 1, 1995 Purchaser shall provide to Seller by hand delivery a list of those employees of Seller to whom Purchaser has offered employment.

                           ARTICLE XV

                              LIENS

     Prior to Closing, any liens, mortgages or other encumbrances to which any of the property described in paragraph 1.2 hereof are subject shall have been released, and the Purchaser shall be provided with evidence that such releases have been filed in the appropriate government offices in each jurisdiction where such filing is necessary in accordance with applicable law.

                           ARTICLE XVI

                   INDEMNITY AND HOLD HARMLESS

     Seller shall indemnify and hold Purchaser harmless from and against any and all claims, losses, costs, damages and expenses, including reasonable attorney's fees, arising out of or in connection with the Seller's activities or operations under the Leases prior to the Closing. This obligation shall survive the Closing and be interpreted to cover any and all types of liability to all persons and entities, including but not limited to governmental agencies, patrons, employees and vendors.

                          ARTICLE XVII

                            EXPENSES

     Each party hereto shall pay its own expenses, including without limitation, counsel and accounting fees and expenses incident to preparing and carrying out this Agreement and the consummation of the transaction contemplated hereby.

                          ARTICLE XVIII

                     SUCCESSORS AND ASSIGNS

     The terms of this Agreement shall be binding upon the parties hereto and their respective successors. Neither party shall assign its rights hereunder without the written consent of the other.

                           ARTICLE XIX

                         GOVERNING LAWS

     This Agreement, and all the rights and duties of the parties arising from or relating in any way to the subject matter of this Agreement or the transaction contemplated hereby, shall be governed by and construed and enforced in accordance with the laws of the State of Louisiana.

                           ARTICLE XX

                        ENTIRE AGREEMENT

     This Agreement embodies the entire Agreement between the Parties. There are no agreements, representations or warranties between the parties other than those set forth herein. NO provision in this Agreement is intended to or shall constitute anyone a third party beneficiary of this Agreement or of any provisions hereof.

                           ARTICLE XXI

                             BROKERS

     Neither Seller nor Purchaser has employed a broker in connection with this transaction, and each party indemnifies the other against any loss resulting from the breach of this representation. This representation shall survive the Closing.

                          ARTICLE XXII

                         ATTORNEYS' PEES

     Should either party fail to perform its obligations under this Agreement, such party shall pay all costs and expenses, including reasonable attorney's fees, incurred by the other party in enforcing or attempting to enforce this Agreement.

                          ARTICLE XXIII

                             NOTICES

     All notices shall be sent:

   (a)If to Seller:               With Copy to:
      Showboat Star Partnership    Mr. Louie J. Roussel,III
      No. 1 Star Casino Blvd.      414 Northline Avenue
      New Orleans, LA 70126        Metairie, La 70005

   (b)If to Purchaser:            With Copy to:
      Belle of Orleans, L.L.C.     Bally's Park Place, Inc.
      400 Poydras Street           Park Place and Boardwalk
      Suite 2600                   Atlantic City, NJ 08401
      New Orleans, La 70130        Attn: Dennis P. Venuti,
      Attn: Norbert Simmons              Esq.

     Any party may designate a different address by written notice given to the other party. All notices shall be deemed given when mailed by certified U.S. mail with proper postage.

                          ARTICLE XXIV

                           AMENDMENTS

     This Agreement may be amended only by an instrument in writing executed by the parties hereto.

                           ARTICLE XXV

                          COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date and year first written above.

     SELLER:                  SHOWBOAT STAR PARTNERSHIP

                              BY: STAR CASINO, INC.

                              By: /s/Louie J. Roussel, III
                                   Louie J. Roussel, III,
                                   President

                              BY: SHOWBOAT LOUISIANA, INC.

                              BY: /s/Keith Wallace
                                   Keith Wallace, President



     PURCHASER:               BELLE OF ORLEANS, L.L.C.

                              BY:METRO RIVERBOAT ASSOCIATES, INC.
                              Member and Manager

                              By: /s/Norbert A. Simmons
                                   Norbert A. Simmons,
                                   President

                              BY: BALLY LOUISIANA, INC.
                              Member

                              By: /s/Wallace R. Barr
                                   Wallace R. Barr, President

                                                        EXHIBIT B
                      ASSIGNMENT OF LEASES

For the consideration recited in the Purchase and Sale Agreement dated as of January 4, 1995 by and between Showboat Star Partnership ("Assignor") and Belle of Orleans, L.L.C. ("Assignee"), the receipt of which is hereby acknowledged, Assignor hereby assigns to Assignee all of Assignor's right, title and interest under that certain Lease Agreement dated February 18, 1993, as amended by instrument dated August 27, 1993, with respect to which Assignor is the lessee and The Board of Commissioners of the Orleans Levee District (the "Levee Board") is the lessor, and that certain Lease Agreement dated February 1, 1994 between Assignor and the Levee Board (the "Marina Center Lease"), both covering certain real property rights on Lake Pontchartrain, Southshore Harbor, Orleans Parish, Louisiana. The leases referred to above are attached hereto as collective Exhibit A and are hereinafter collectively referred to as the "Leases". Assignee, being here present, accepts such assignments and binds itself to perform all of the obligations of the lessee under the Leases.

AND NOW TO THESE PRESENTS comes and intervenes the Levee Board, appearing herein by and through Robert G. Harvey, Sr., its
President, duly authorized by resolutions of the Board of Directors of the Levee Board, which appears herein to (a)
acknowledge and consent to the foregoing assignments; (b) acknowledge that the Marina Center Lease has been renewed for a one year term commencing February 1, 1995; (c) consent to the sublease by Assignee to Assignor of the premises covered by the Leases and grant to Assignor the right to cure any default by the Assignee under the Leases during the term of such sublease; (d) acknowledge that Assignor is not in default under the Leases as of the date of this Assignment; and (e) release Assignor from any obligation or liability to the Levee Board under the Leases from and after this date.

IN WITNESS WHEREOF, this Assignment of Leases has been duly executed this ____ day of January, 1995.

                             SHOWBOAT STAR PARTNERSHIP

                             BY: STAR CASINO, INC.

                             By:__________________________
                                Louie J. Roussel, III, President

                             BY: SHOWBOAT LOUISIANA, INC.

                             By:__________________________
                                J. Keith Wallace, President

                             BELLE OF ORLEANS, L.L.C.

                             BY: METRO RIVERBOAT ASSOCIATES,
                             INC. Member and Manager

                             By:__________________________
                                Norbert A. Simmons, President

                             BY: BALLY LOUISIANA, INC.
                                 Member

                             By:__________________________
                                Wallace R. Barr, President

                             THE BOARD OF COMMISSIONERS OF THE
                              ORLEANS LEVEE DISTRICT

                             By:__________________________
                                Robert G. Harvey, President

                            SUBLEASE

     THIS AGREEMENT OF SUBLEASE is entered into on this 15th day of February, 1995, by and between Belle of Orleans, L.L.C., a Louisiana limited liability company (hereinafter referred to as "Sublessor") and Showboat Star Partnership, a Louisiana partnership (hereinafter referred to as "Sublessee").

     In consideration of the mutual representations and covenants contained herein, the parties agree as follows:

     1. SUBLEASED AND LEASED PROMISES. Sublessor hereby subleases to Sublessee the premises leased under that certain Lease Agreement dated February 18, 1993, as amended by instrument dated August 27, 1993, and as further amended by instrument dated contemporaneously herewith, with respect to which, prior to the assignment instrument executed earlier this date, Sublessee was the lessee and The Board of Commissioners of the Orleans Levee District (hereinafter referred to as "Levee Board") is the lessor, and that certain Lease Agreement dated February 1, 1994 initially between Sublessee and the Levee Board, both covering certain real property rights on Lake Pontchartrain, Southshore Harbor, Orleans Parish (hereinafter collectively referred to as the "Leases"), and leases to Sublessee all of the leasehold improvements previously placed upon the premises covered by the Leases by Sublessee -(the "Leasehold Improvements"). The premises covered by the Leases and the Leasehold Improvements are hereinafter sometimes collectively referred to as the "Subleased Premises". Although the parties recognize that the premises covered by the Leases are leased by Sublessor and, consequently, are subleased to Sublessee, while the Leasehold Improvements are owned by Sublessor, and, consequently are leased to Sublessee, for convenience, both said sublease and said lease are referred to herein as the "Sublease", as is the title of this Agreement. The interest of Sublessee as lessee under the Leases, and as owner of the Leasehold Improvements, were assigned and sold, respectively, to Sublessor earlier this date.

     2. LEASED ASSETS. Sublessor hereby leases to Sublessee throughout the term of this Sublease those assets described in paragraph 1.2(c) of that certain Purchase and Sale Agreement between Sublessor and Sublessee (the "Leased Assets") dated as of January 4, 1995.

     3.    OBLIGATIONS OF THE SUBLESSEE.  During the term of this
Sublease, Sublessee shall be obligated to Sublessor for the performance of all of the obligations of the lessee under the Leases, and, in connection therewith, shall pay on behalf of Sublessor directly to the Levee Board the rental payable under the Leases. In addition, Sublessee shall pay to Sublessor, a lump sum rental in the amount of $100 for the Leased Assets.

     4. TERM. The term of this Sublease shall commence on the date hereof and terminate on April 30, 1995.

     5. DELIVERY OF POSSESSION OF THE SUBLEASED PREMISES AND LEASED ASSETS AT TERMINATION. Sublessee acknowledges that time is of the essence with respect to the need of the Sublessor to have immediate delivery of possession of the Subleased Premises and Leased Assets at the termination of this Sublease. Sublessee agrees that the Sublessor, in addition to all other remedies at law or in equity, shall be entitled to receive from the Sublessee upon reach of its obligation to immediately vacate the Subleased Premises and Leased Assets at the termination of this Sublease any and all losses incurred by the Sublessor because of any delay in commencing its gaming operations.

     6. CONDITION OF THE SUBLEASED PREMISES AND LEASED ASSETS. Sublessee acknowledges that it is fully familiar with the Subleased remises and Leased Assets and accepts them "as is, where is", and Sublessor makes no warranty of merchantability or fitness for a particular purpose in connection therewith. At the termination of this Sublease, Sublessee will return the Subleased Premises and Leased Assets in the same physical and operational condition as on the date hereof, ordinary wear and tear excepted.

     7. LEASES. Sublessee is fully aware of all the terms and conditions of the Leases and will commit no act or omission which will result in a breach thereof.

     8. ACCESS TO SUBLEASED PREMISES BS SUBLESSOR. Sublessee hereby grants to the Sublessor the right of access to the Subleased Premises during the term of this Sublease for architectural, engineering and construction planning purposes in order to allow Sublessor to commence construction and renovation to the Subleased Premises as soon as possible after termination of this Sublease. In addition, Purchaser shall be entitled to perform limited renovations to the leasehold improvements, such as painting and carpeting, construct a gangway and connect said gangway to the existing gangway, and perform such other work as may be reasonably requested by Sublessor. Sublessor agrees that all such activities shall be done in a manner and fashion which is not unreasonably intrusive to Sublessee's ongoing business activities.

     Sublessor shall give Sublessee advance written notice of the nature and location of any such activity, shall cordon off in an appropriate manner the site of such activity, and shall provide to Sublessee in advance of any such activity evidence reasonably satisfactory to Sublessee that Sublessor or its contractors, agents, or representatives are adequately insured against damage to property or injury or death to persons, and Sublessee. shall be named as an additional insured on all such policies of insurance.

     9. INSURANCE. Sublessee shall provide at its expense throughout the term of this Sublease property, general liability and other insurance covering the Subleased Premises and the Leased Assets with limits and deductibles identical to those in effect prior to the sale of the Leasehold Improvements and Leased Assets by Sublessee to Sublessor. Sublessor shall be named in all such policies as the first insured, with Sublessee being named therein as the second insured. The original policies shall be delivered by Sublessee to Sublessor at the Closing.

     10. INDEMNITY AND HOLD HARMLESS. Sublessee shall indemnify and hold Sublessor harmless from and against any and all claims, losses, costs, damages and expenses, including reasonable attorney's fees, arising out of or in connection with the Sublessee's activities or operations relating to or at the Subleased Premises . This obligation shall be interpreted to cover any and all types of liability to all persons and entities, including but not limited to governmental agencies, patrons, employees and vendors.

     11. SUCCESSORS AND ASSIGNS. The terms of this Sublease will be binding upon the parties hereto and their respective successors. The Sublessee shall not assign its rights hereunder without the written consent of the Sublessor.

     12. GOVERNING LAWS. This Agreement, and all the rights and duties of the parties arising from or relating in any way to the subject matter hereof, shall be governed by, and construed and enforced under, the laws of the State of Louisiana.

     13. BROKERS. Neither Sublessor nor Sublessee has employed a broker in connection with this transaction, and each party indemnifies the other against any loss resulting from the breach of this representation.

     14.  NOTICES.  All notices shall be sent:

     (A)  If to the Sublessor:

                                       With Copy to:

      Belle of Orleans, L.L.C.         Bally's Park Place, Inc.
      400 Poydras Street, Suite 2600   Park Place and Boardwalk
      New Orleans, Louisiana 70130     Atlantic City, NJ 08401
      Attn: Norbert Simmons            Attn: Dennis P. Venuti, Esq.

     (B) If to the Sublessee:

                                        With Copy to:

      Showboat Star Partnership        Mr. Louie J. Roussel, III
      No. 1 Star Casino Blvd.          414 Northline Avenue
      New Orleans, Louisiana 70126     Metairie, LA 70005

     Any party may designate a different address by written notice given to the other party. All notices shall be deemed given when mailed by certified U.S. mail with proper postage.

     15.   ENTIRE  AGREEMENT.  This Sublease embodies the  entire
agreement between the parties concerning the subject matter hereof. There have been no agreements, representations or warranties between the parties with respect to the subject matter hereof other than those set forth herein and this Agreement may not be modified or terminated orally. No provisions in this Agreement is intended to or should constitute anyone a third party beneficiary of this Agreement or of any of the provisions hereof.

     16. ATTORNEYS FEES. Should either party fail to perform its obligation under this Sublease, such party shall pay all costs and expenses, including reasonable attorney's fees, incurred by the other party in enforcing or attempting to enforce this Agreement.

     17.   COUNTERPARTS.   This  Sublease  may  be  executed   in
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Sublease has been duly executed by the parties as of the date and year first written above.

                           SUBLESSOR:

                           BELLE OF ORLEANS, L.L.C.

                           BY: METRO RIVERBOAT ASSOCIATES, INC.,
                               Member and Manager

                           By: /s/
                               Norbert A. Simmons, President


                           BY: BALLY'S LOUISIANA, INC.,
                               Member


                           By: /s/
                               C. Richard Cook, Vice President


                           SUBLESSEE:


                           BY: STAR CASINO, INC.

                           By: /s/
                               Louis J. Roussel, III, President


                           BY: SHOWBOAT LOUISIANA, INC.


                           By: /s/
                               J. Keith Wallace, President